NOVATION AGREEMENT

This Novation Agreement is made effective as of June 30, 2001 among Munich American Reassurance Company of Atlanta, Georgia (hereafter referred to as "MARC"), USAA LIFE INSURANCE COMPANY (hereafter referred to -- the "Ceding Company") and Continental Assurance Company of Chicago, Illinois (hereafter referred to as "Continental")

WHEREAS Continental, as a result of the sale of its Life Reinsurance Strategic Business Unit, wishes to transfer and assign the reinsurance contracts and treaties listed in Schedule A attached hereto (collectively, the (M)Reinsurance Agreements") as of the Effective Date and afl of Continental's rights, duties, obligations and liabilities wider each of the Reinsurance Agreements to MARC in order that Continental will be relieved of all of its rights, duties, obligations and liabilities under the Reinsurance Agreements; and

WHEREAS the Ceding Company wishes to consent and agree to such transfer and assignment.

NOW THEREFORE IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Continental hereby transfers and assigns, as of the Effective Date, each of the Reinsurance Agreements and all of Continental's rights, duties, obligations and liabilities thereunder to MARC.

2. MARC hereby accepts such transfer and assignment and agrees with each of Continental and the Ceding Company that MARC shall be bound by all of the terms and conditions of the Reinsurance Agreements, shall enjoy all of Continental's rights under and shall perform all of Continental's duties, obligations and liabilities under the Reinsurance Agreements to the same extent as if MARC had been the original party to the Reinsurance Agreements instead of Continental.

3.  The Ceding Company
    a) consents to the transfer and assignment of the Reinsurance Agreements and all of Continental's rights, duties, obligations and liabilities thereunder from Continental to MARC, agrees that MARC shall enjoy and shall be entitled to enforce all of Continental's rights under the Reinsurance Agreements and agrees that all of Continental's duties, obligations and liabilities under the Reinsurance Agreements shall be performed by MARC as if MARC had been the original party to the Reinsurance Agreements instead of Continental; and

    b) releases and forever discharges Continental from the observance and performance of any of the terms and conditions of the Reinsurance Agreements and all of Continental's duties, obligations and liabilities under the Reinsurance Agreements and from all claims, demands, actions and causes of action which the Ceding Company ever had, now has or may hereafter have against Continental in any way arising out of, resulting from or related to the Reinsurance Agreements or the transfer and assignment referenced herein.

4. MARC and the Ceding Company hereby ratify and confirm the Reinsurance Agreements as agreements solely between them and agree that the Reinsurance Agreements shall continue between them unaltered and in full force and effect in accordance with its terms and conditions.

5. Each party agrees to do all things necessary to give full effect to this Novation Agreement.

6. This Novation Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

                               NOVATION AGREEMENT

IN WITNESS WHEREOF the parties have executed this Novation Agreement as of June 30, 2001.

FOR:  CONTINENTAL ASSURANCE COMPANY OF CHICAGO, ILLINOIS

By:   ______________________                       Attest: ____________________
Title:______________________                       Title:______________________

FOR:  MUNICH AMERICAN REASSURANCE COMPANY OF ATLANTA, GEORGIA

By:   ______________________                       Attest: ____________________
Title:______________________                       Title:______________________

FOR:  USAA LIFE INSURANCE COMPANY

By:   ______________________                       Attest: ____________________
Title:______________________                       Title:______________________

                                   Schedule A
             To the Novation Agreement made as of the JUNE 30, 2001
                                     Between
                       Munich American Reassurance Company
                                       And
                           USAA LIFE INSURANCE COMPANY

Contract(s) referred to in the above referenced Novation Agreement

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Can's Company Code     Client Agreement #     Treaty Effective Date     Treaty Description
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
       K3400                 2524                  09/01/1997            FACULTATIVE YRT
-------------------------------------------------------------------------------------------
       K3401                 2525                  06/01/1998            AUTOMATIC YRT
-------------------------------------------------------------------------------------------

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